Exhibit 23.1


                           CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CompuMed, Inc. for the registration of 1,925,000 shares of its common stock and to the incorporation by reference therein of our report dated November 7, 1997 (except for Note 1, as to which the date is December 24, 1997), with respect to the consolidated financial statements of CompuMed, Inc. included in its Annual Report (Form 10-KSB) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP

                                                          Ernst & Young LLP

          Los Angeles, California
          September 21, 1998